Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Fred Turcotte
VP Investor Relations
Phone:	781.332.7136
Email:	ir@onebeacon.com

ONEBEACON REPORTS 4.5% GROWTH IN ADJUSTED BOOK VALUE PER SHARE TO $17.76

HAMILTON, Bermuda (May 2, 2007) – OneBeacon Insurance Group, Ltd. (NYSE: OB) today reported first quarter 2007 adjusted book value per share of $17.76 representing a 4.5% increase for the quarter including dividends. For the twelve months ended March 31, 2007, adjusted comprehensive return on equity was 22.4% and adjusted operating return on equity was 14.2%.

“We’re off to an acceptable start in 2007, with solid underwriting results and superior investment results,” said Mike Miller, CEO of OneBeacon. “Our Specialty and Commercial operations delivered strong results in their focused segments. In Personal Lines our volume declined significantly at AutoOne, principally driven by the continued shrink of the involuntary pools, and decreased slightly for Traditional Personal Lines reflecting the competitive market. This quarter also featured our continued emphasis on specialized opportunities including the formation of OneBeacon Government Risk Solutions, the appointment of Trident Marine, a marine-specialty managing general

- More –

agency, and the introduction of our new employment practices liability product. Just after the quarter’s close, we announced our strategic alliance with Hagerty Insurance, a specialty classic-car and wooden-boat agency that will leverage our personal lines product suite. Going forward we will continue our focus on specialized opportunities, underwriting discipline and expense management.”

First quarter adjusted operating income was $38 million or $0.38 per share and net income was $61 million or $0.61 per share. The adjusted amounts are non-GAAP financial measures which are explained later in this release.

Primary Insurance Operations

The GAAP combined ratio was 97.5% for the first quarter versus 98.7% for the same period in 2006, driven by favorable reserve development on prior accident year losses and a decrease in current accident year catastrophe losses.  OneBeacon’s expense ratio was 36.1% in the quarter, including 1.8 points of previously announced office consolidation expense. This compares to a 35.4% expense ratio in the first quarter of 2006, which included 0.4 points of office consolidation expense. Pretax income for the primary insurance operations in the first quarter of 2007 was $115 million as compared to $79 million for the first quarter of 2006. This improvement was primarily atttributable to an increase in net realized investment gains.

Net written premiums were $440 million for the first quarter of 2007 as compared to $474 million for the prior year period. Excluding $21 million of premium related to the Agri business (sold in September 2006) from 2006 results, 2007 premiums decreased by

3% overall, reflecting a 20% premium increase in Specialty Lines, a 2% increase in Commercial Lines, and a 15% decrease in total Personal Lines. These Personal Lines results reflect a 3% decrease in Traditional Personal Lines and the anticipated decline in AutoOne business, which totaled 43%, driven by the continuing shrink of the assigned risk pools in New York and New Jersey.

Consolidated Investment Results

The GAAP total return on invested assets was 2.4% for the first quarter of 2007, compared to 1.5% for the first quarter of the prior year. Net investment income was $51 million, compared to $46 million in the first quarter of the prior year. Net realized investment gains were $55 million, compared to $28 million in the first quarter of the prior year. The pretax change in net unrealized gains on investments and foreign currency translation gains related to our investments was $14 million in the first quarter of 2007, compared to less than $1 million in the first quarter of 2006.

Company to Host Webcast

OneBeacon will host its first quarter 2007 Webcast for analysts and investors at 10:00 a.m. ET Wednesday, May 2.  A copy of the earnings release, the slide presentation to be referenced during the call and a financial supplement will be available on the company’s Web site www.onebeacon.com prior to the Webcast.  An audio playback of the teleconference will be available on the site shortly following the Webcast.

OneBeacon Insurance Group, Ltd.’s operating subsidiaries offer a range of specialty and segmented commercial and personal insurance products sold primarily through select independent agents. As one of the oldest property and casualty insurers in the United States, OneBeacon traces its roots to 1831 and the Potomac Fire Insurance Company. Today, OneBeacon’s specialty insurance products are available countrywide, and commercial and personal lines are offered in select geographic territories.

OneBeacon’s U.S. headquarters is in Canton, Massachusetts. The company is publicly traded on the New York Stock Exchange under the symbol “OB”.

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ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED BALANCE SHEETS

($ in millions)

(Unaudited)

	December 31,	March 31,
	2006	2007
Assets

Available-for-sale investments:
Fixed maturity investments	$3,539.7	$3,437.2
Common equity securities	737.1	739.3
Short-term investments	319.0	327.0
Held-to-maturity investments:
Fixed maturity investments	305.0	308.4
Short-term investments	33.8	26.9
Other investments	278.1	287.3

Total investments	5,212.7	5,126.1

Cash	41.5	36.3
Reinsurance recoverable on unpaid losses	2,842.6	2,820.5
Reinsurance recoverable on paid losses	32.4	20.5
Premiums receivable	517.1	490.5
Securities lending collateral	528.8	431.4
Deferred acquisition costs	183.8	181.8
Accrued investment income	34.8	33.8
Ceded unearned premiums	38.2	53.6
Accounts receivable on unsettled investment sales	6.7	29.3
Other assets	430.8	395.2

Total assets	$9,869.4	$9,619.0

Liabilities

Loss and loss adjustment expense reserves	$4,837.7	$4,773.9
Unearned premiums	985.2	971.6
Debt	759.5	757.6
Securities lending payable	528.8	431.4
Preferred stock subject to mandatory redemption (redemption value $320.0)	262.3	270.5
Ceded reinsurance payable	71.9	84.9
Accounts payable on unsettled investment purchases	11.5	6.4
Other liabilities	635.3	497.0

Total liabilities	8,092.2	7,793.3

Common Shareholders’ Equity

Common shares and paid-in surplus	1,115.9	1,116.2
Retained earnings	474.4	513.6
Accumulated other comprehensive income (loss), after tax:
Net unrealized gains on investments	173.1	180.4
Net unrealized foreign currency translation gains	11.8	13.3
Other comprehensive income items	2.0	2.2

Total common shareholders’ equity	1,777.2	1,825.7

Total liabilities and common shareholders' equity	$9,869.4	$9,619.0

ONEBEACON INSURANCE GROUP, LTD.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2006	2007
Revenues:
Earned premiums	$506.8	$468.9
Net investment income	46.2	50.6
Net realized investment gains	28.0	54.9
Net other revenues	5.5	3.1

Total revenues	586.5	577.5
Expenses:
Loss and loss adjustment expenses	337.7	288.2
Policy acquisition expenses	87.5	78.3
Other underwriting expenses	83.9	90.9
General and administrative expenses	4.6	2.4
Accretion of fair value adjustment to loss and loss adjustment expense reserves	5.7	4.0
Interest expense on debt	11.3	11.4
Interest expense - dividends on preferred stock subject to mandatory redemption	7.6	7.6
Interest expense - accretion on preferred stock subject to mandatory redemption	6.4	8.2

Total expenses	544.7	491.0

Pre-tax income	41.8	86.5

Income tax provision	(11.7)	(26.0)

Net income from continuing operations before minority interest and equity in earnings of unconsolidated affiliate	30.1	60.5

Equity in earnings of unconsolidated affiliate	2.2	—

Net income from continuing operations	32.3	60.5

Net loss from discontinued operations	(1.2)	—

Net income	31.1	60.5

Change in net unrealized gains on investments	1.2	7.3
Change in foreign currency translation gains	(0.8)	1.5
Change in other comprehensive income items	1.1	0.2

Comprehensive net income	$32.6	$69.5

Earnings per share - basic and diluted
Income from continuing operations	$0.32	$0.61
Income from discontinued operations	(0.01)	—
Net income	$0.31	$0.61
Weighted average number of common shares outstanding (1)	100.0	100.0

(1)          On October 18, 2006, the Company executed a stock split and recapitalization that increased the common shares outstanding from 12 thousand to 100 million and reduced the par value from $1.00 to $0.01.  The stock split and recapitalization have been reflected retroactively in these financial statements for all periods presented.

ONEBEACON INSURANCE GROUP, LTD.

SEGMENT INCOME STATEMENT

($ in millions)

(Unaudited)

For the Three Months Ended March 31, 2007

	Primary
	Insurance	Affiliate
	Operations	Quota Shares (1)	Other	Total
Revenues:
Earned premiums	$468.9	$—	$—	$468.9
Net investment income	45.7	—	4.9	50.6
Net realized investment gains (losses)	54.9	—	—	54.9
Net other revenues (expenses)	3.3	—	(0.2)	3.1

Total revenues	572.8	—	4.7	577.5

Expenses:
Loss and loss adjustment expenses	288.2	—	—	288.2
Policy acquisition expenses	78.3	—	—	78.3
Other underwriting expenses	90.9	—	—	90.9
General and administrative expenses	—	—	2.4	2.4
Accretion of fair value adjustment to loss and lae reserves	—	—	4.0	4.0
Interest expense on debt	0.9	—	10.5	11.4
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	15.8	15.8

Total expenses	458.3	—	32.7	491.0

Pre-tax income (loss)	$114.5	$—	$(28.0)	$86.5

For the Three Months Ended March 31, 2006

	Primary
	Insurance	Affiliate
	Operations	Quota Shares (1)	Other	Total
Revenues:
Earned premiums	$480.1	$26.7	$—	$506.8
Net investment income	43.3	—	2.9	46.2
Net realized investment gains (losses)	28.2	—	(0.2)	28.0
Net other revenues (expenses)	2.3	—	3.2	5.5

Total revenues	553.9	26.7	5.9	586.5

Expenses:
Loss and loss adjustment expenses	303.7	34.0	—	337.7
Policy acquisition expenses	86.4	1.1	—	87.5
Other underwriting expenses	83.9	—	—	83.9
General and administrative expenses	0.7	—	3.9	4.6
Accretion of fair value adjustment to loss and lae reserves	—	—	5.7	5.7
Interest expense on debt	0.6	—	10.7	11.3
Interest expense - dividends and accretion on preferred stock subject to mandatory redemption	—	—	14.0	14.0

Total expenses	475.3	35.1	34.3	544.7

Pre-tax income (loss)	$78.6	$(8.4)	$(28.4)	$41.8

(1)          The affiliate quota share agreements were commuted during the fourth quarter of 2006.

ONEBEACON INSURANCE GROUP, LTD.

SUMMARY OF GAAP RATIOS AND PREMIUMS (1)

($ in millions)

(Unaudited)

Three Months Ended March 31, 2007

	Primary Insurance Operations
	Specialty	Commercial	Personal	Total (2)
GAAP Ratios
Loss and loss adjustment expenses	57.5%	54.9%	66.0%	61.4%
Expense	31.4%	37.3%	36.5%	36.1%
Total Combined	88.9%	92.2%	102.5%	97.5%
Dollars in millions
Net written premiums	$96.8	$170.6	$172.8	$440.3
Earned premiums	$107.0	$172.0	$189.8	$468.9

Three Months Ended March 31, 2006

	`	Primary Insurance Operations
		Specialty	Commercial	Personal	Total (2)
GAAP Ratios
Loss and loss adjustment expenses		53.4%	59.3%	67.6%	63.3%
Expense		31.9%	39.6%	32.5%	35.4%
Total Combined		85.3%	98.9%	100.1%	98.7%
Dollars in millions
Net written premiums		$102.0	$166.8	$202.4	$474.4
Earned premiums		$102.0	$165.3	$209.5	$480.1

(1)          During the fourth quarter of 2006 to better align with OneBeacon’s business and product management structure, OneBeacon repositioned the reporting of AutoOne to personal lines and OneBeacon Specialty Property to commercial lines. Both AutoOne and OneBeacon Specialty Property were formerly reported in specialty lines.

(2)          Includes results from run-off.

ONEBEACON INSURANCE GROUP, LTD.

BOOK VALUE AND ADJUSTED BOOK VALUE PER COMMON SHARE

(in millions, except per share amounts)

(Unaudited)

		Pro Forma
	September 30,	September 30,	December 31,	March 31,
	2006	2006 (1)	2006	2007
Numerator
Common shareholders’ equity	$1,695.3	$1,683.3	$1,777.2	$1,825.7
Remaining adjustment of subsidiary preferred stock to face value	(65.5)	(65.5)	(57.7)	(49.5)
Adjusted common shareholders’ equity (3)	$1,629.8	$1,617.8	$1,719.5	$1,776.2
Dividends	0.0	0.0	0.0	21.0
Adjusted common shareholders’ equity, including dividends (3)	$1,629.8	$1,617.8	$1,719.5	$1,797.2

Denominator
Common shares outstanding (2)	100.0	100.0	100.0	100.0

Book value per common share	$16.95	$16.83	$17.77	$18.26

Adjusted book value per common share (3)	$16.30	$16.18	$17.20	$17.76

Adjusted book value per common share, including dividends (3) (4)	$16.30	$16.18	$17.20	$17.97

Growth in adjusted book value per common share, including dividends, in the quarter (4)				4.5%

Growth in adjusted book value per common share, including dividends, from pro forma September 30, 2006 (4)				11.1%

(1)          The pro forma data as of September 30, 2006 has been derived by application of pro forma adjustments related to the internal reorganization and other transactions that were completed in anticipation of and in conjunction with the initial public offering of the Company.  See the Company's Prospectus dated November 8, 2006 for a further description of pro forma adjustments.

(2)          On October 18, 2006, the Company executed a stock split and recapitalization that increased the common shares outstanding from 12 thousand to 100 million and reduced the par value from $1.00 to $0.01.  The stock split and recapitalization have been reflected retroactively in these financial statements for all periods presented.

(3)          Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 12.

(4)          Includes dividends of $0.21 per common share, paid in March 2007.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE NET INCOME AND ADJUSTED OPERATING INCOME

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended March 31,
	2006	2007	2007

Comprehensive net income	$32.6	$69.5	$312.6
Adjusting items [1]	14.0	13.1	56.2
Adjusted comprehensive net income [2]	$46.6	$82.6	$368.8

Net income	$31.1	$60.5	$276.1
Less:
Net realized investment gains	(28.0)	(54.9)	(190.5)
Tax effect on net realized investment gains	9.8	19.2	66.7
Operating income [2]	$12.9	$24.8	$152.3
Adjusting items [1]	14.0	13.1	56.2
Adjusted operating income [2]	$26.9	$37.9	$208.5

Common shares outstanding	100.0	100.0	100.0

Operating income per share [2]	$0.13	$0.25	$1.52

Adjusted operating income per share [2]	$0.27	$0.38	$2.09

[1]          Adjusted to exclude the impact of economically defeasing the Company's mandatorily redeemable preferred stock, as illustrated below.

Adjusting items:
Dividends on preferred stock	$7.6	$7.6	$30.4
Accretion on preferred stock	6.4	8.2	30.0
Earnings on defeasance, net of tax	—	(2.7)	(4.2)
Total adjusting items	$14.0	$13.1	$56.2

[2]          Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 12.

ONEBEACON INSURANCE GROUP, LTD.

ADJUSTED COMPREHENSIVE AND OPERATING RETURNS ON AVERAGE EQUITY

($ in millions)

(Unaudited)

Twelve Months
Ended
March 31, 2007

Numerator:
[A] Adjusted comprehensive net income (1) (see page 10)	$368.8

[B] Adjusted operating income (1) (see page 10)	$208.5

	As of	As of
	March 31, 2006	March 31, 2007	Average
Denominator:
Common shareholders’ equity	$1,592.7	$1,825.7	$1,709.2

Less: Remaining adjustment of subsidiary preferred stock to face value	(79.6)	(49.5)

[C] Adjusted common shareholders’ equity (1)	$1,513.1	$1,776.2	$1,644.7

Less: AOCI	(152.0)	(195.9)

[D] Adjusted common shareholders’ equity excluding AOCI (1)	$1,361.1	$1,580.3	$1,470.7

Returns (1):
Adjusted comprehensive return on average adjusted common shareholders’ equity [ A / C ]			22.4%

Adjusted operating return on average adjusted common shareholders’ equity excluding AOCI [ B / D ]			14.2%

(1)          Represents a non-GAAP financial measure.  See Discussion of Non-GAAP Financial Measures which begins on page 12.

Discussion of Non-GAAP Financial Measures

This earnings release includes non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.  OneBeacon believes these measures to be useful supplements to the comparable GAAP measures in evaluating OneBeacon’s financial performance.  In addition, certain of these non-GAAP financial measures have been adjusted to exclude the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock.  As described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, in connection with its initial public offering, the Company created two irrevocable grantor trusts and funded them with assets sufficient to make the remaining dividend and redemption payments for $20 million of preferred stock that will be redeemed in 2007 and $300 million of preferred stock that will be redeemed in May of 2008.  The Company created and funded these trusts to appropriately capitalize and leverage the Company in preparation for and in connection with its initial public offering.  Having completed these actions, OneBeacon believes that presentation of certain of the non-GAAP financial measures as described below, adjusted to exclude the impact of the economic defeasance of the preferred stock as of and for the respective periods, is a useful supplement to understanding the Company’s earnings and profitability.

Adjusted book value per common share is a non-GAAP financial measure which is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from book value per common share, the most closely comparable GAAP measure. For the reason stated above, OneBeacon believes that adjusted book value per common share is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per common share to adjusted book value per common share is included on page 9.

Adjusted book value per common share, including dividends is a non-GAAP financial measure which is derived by adding back the impact of dividends paid to adjusted book value per common share (a non-GAAP financial measure described above). OneBeacon believes that adjusted book value per common share, including dividends is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of book value per common share to adjusted book value per common share, including dividends is included on page 9.

Adjusted comprehensive net income is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from comprehensive net income, the most closely comparable GAAP measure. As described above, OneBeacon believes that adjusted comprehensive net income is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of comprehensive net income to adjusted comprehensive net income is included on page 10.

Operating income or loss is a non-GAAP financial measure that excludes net realized investment gains or losses and the related tax effect from net income or loss.  OneBeacon believes that this non-GAAP financial measure provides a useful alternative picture of the underlying operating activities of the Company to the GAAP measure of net income, as it removes variability in the timing of investment gains and losses which may be heavily influenced by investment market conditions.  Although key to the Company’s overall financial performance, OneBeacon believes that net realized investment gains or losses are largely independent of the underwriting decision-making process as well as the activities of its other operations segment. The reconciliation of net income or loss to operating income or loss is included on page 10.

Operating income or loss per common share is calculated by dividing operating income  or loss (a non-GAAP financial measure described above) by the number of common shares outstanding.  OneBeacon believes that operating income or loss per share provides investors with a valuable measure of the Company’s operating performance for the same reasons that it believes that operating income or loss is a meaningful measure of the Company’s performance.  Net income per share is the most directly comparable GAAP measure. The reconciliation of operating income or loss per common share to net income or loss per share is included on page 10.

Adjusted operating income or loss is a non-GAAP financial measure that excludes the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from operating income or loss (a non-GAAP financial measure described above).  OneBeacon believes that adjusted operating income or loss is a useful supplement to understanding the Company’s earnings and profitability.  The reconciliation of net income or loss to adjusted operating income or loss is included on page 10.

Adjusted operating income or loss per common share is calculated by dividing adjusted operating income or loss (a non-GAAP financial measure described above) by the number of common shares outstanding.  OneBeacon believes that adjusted operating income or loss per share is a useful supplement to understanding the Company’s earnings and profitability.  The reconciliation of net income or loss per share to adjusted operating income or loss per common share is included on page 10.

Adjusted common shareholders’ equity, the average of which is used in calculating adjusted comprehensive returns (a non-GAAP financial measure described below), is derived by excluding the impact of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity, the most closely comparable GAAP measure. The reconciliation of common shareholders’ equity to adjusted common shareholders’ equity is included on page 11.

Adjusted comprehensive return on average adjusted common shareholders’ equity is calculated by dividing adjusted comprehensive net income (a non-GAAP financial measure described above) for the latest 12 month period by average adjusted common shareholders’ equity (a non-GAAP financial measure described above). OneBeacon believes that adjusted comprehensive return on average adjusted common shareholders’ equity is a useful supplement to understanding the Company’s earnings and profitability. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above. The calculation of adjusted comprehensive return on average adjusted common shareholders’ equity is included on page 11.

Adjusted common shareholders’ equity excluding accumulated other comprehensive income (AOCI), the average of which is used in calculating adjusted operating returns (a non-GAAP financial measure described below), is derived by excluding AOCI and the impacts of economically defeasing the Company’s mandatorily redeemable preferred stock from common shareholders’ equity. For the reasons described above, OneBeacon believes that it is appropriate to remove the variability in the timing of unrealized investment gains and losses and the impact of economically defeasing the Company’s mandatorily redeemable preferred stock when analyzing certain performance measures.  The reconciliation of common shareholders’ equity, the most closely comparable GAAP measure, to adjusted common shareholders’ equity excluding AOCI is included on page 11.

Adjusted operating return on average common shareholders’ equity excluding AOCI is calculated by dividing adjusted operating income (a non-GAAP financial measure described above) the latest 12 month period by average adjusted common shareholders’ equity excluding AOCI (a non-GAAP financial measure described above). For the reason stated above, OneBeacon believes that adjusted operating return on average common shareholders’ equity excluding AOCI is a useful supplement to understanding the Company’s operating performance. The reconciliation of the numerator and denominator to the most closely comparable GAAP measures are described above.  The calculation of adjusted operating return on average common shareholders’ equity excluding AOCI is included on page 11.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon:

•                  growth in book value per share or return on equity;

•                  business strategy;

•                  financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                  expansion and growth of our business and operations; and

•                  future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, earthquakes, floods or terrorist attacks;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors or its clients;

•                  an economic downturn or other economic conditions adversely affecting its financial position;

•                  other factors, most of which are beyond OneBeacon’s control; and

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed February 28, 2007.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.